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                                                                    EXHIBIT 10.7


_______________________________________________________________________________


                          SECOND AMENDED AND RESTATED

                CORPORATE AND ADMINISTRATIVE SERVICES AGREEMENT

                                 By and Between

                             WMX TECHNOLOGIES, INC.

                                      and

                        CHEMICAL WASTE MANAGEMENT, INC.

                          Dated as of May 17, 1993 and
                        Effective as of January 1, 1993

                                Superseding the

      Amended and Restated Corporate and Administrative Service Agreement,

                          Dated as of January 1, 1992,

                                   As Amended
______________________________________________________________________________

            SECOND AMENDED AND RESTATED CORPORATE AND ADMINISTRATIVE
                               SERVICES AGREEMENT

     This SECOND AMENDED AND RESTATED CORPORATE AND ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made as of May 17, 1993, by and between WMX Technologies, Inc., a Delaware corporation ("WMX"), and Chemical Waste Management, Inc., a Delaware corporation and, as of the date hereof, an approximately 77%-owned subsidiary of WMX ("CWM").

                                    RECITALS

     WHEREAS, WMX and CWM entered into an Intercorporate Agreement dated as of September 3, 1986 (the "Intercorporate Agreement") providing for a transfer of certain assets between WMX and CWM and a public offering of Common Stock of CWM, and in connection therewith entered into a Corporate and Administrative Services Agreement dated as of September 30, 1986, which was amended by Amendment No. 1 thereto dated as of October 24, 1988 (such agreement, as amended, being referred to herein as the "Old Agreement");

     WHEREAS, WMX and CWM entered into an Amended and Restated Intercorporate Agreement dated as of January 1, 1992, as amended by Amendment No. 1 to Amended and Restated Corporate and Administrative Services Agreement dated as of November 10, 1992 (referred to herein collectively as the "First Amended Agreement"), which superseded the Old Agreement in its entirety; and

     WHEREAS, WMX and CWM desire to amend and restate the First Amended Agreement in its entirety and to provide for certain new matters, as set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows (terms capitalized herein to have the meanings specified herein or in the Intercorporate Agreement):

                                   AGREEMENTS

     1. Modification of First Amended Agreement. The First Amended Agreement is hereby amended and restated in its entirety to read as provided herein. Notwithstanding the execution and delivery of this Agreement, all other agreements between the parties in effect immediately prior to the execution and delivery of this Agreement (other than the First Amended Agreement) shall remain in effect in accordance with their terms.

     2. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined), and other capitalized terms shall have the meanings ascribed to them elsewhere in this Agreement:

     (a) "Aggregate WMX Exposure" shall have the meaning set forth in Section 4(c) hereof.
     (b) "Back-Up Lines" shall have the meaning set forth in Section 5(b)(ii) hereof.

     (c) "Business Day" shall mean each Monday through Friday, other than any day on which banks in either New York City or Pittsburgh, Pennsylvania are authorized not to be open for business generally.

     (d) "Code" shall mean the United States Internal Revenue Code of 1984, as amended.
     (e)  "Commission" shall mean the Securities and Exchange Commission.
     (f)  "Cut-Off Date" shall mean September 30, 1986.
     (g)  "CWM Plans" shall have the meaning set forth in Section 8(c) hereof.
     (h) "CWM Employee" shall have the meaning set forth in the Intercorporate Agreement.
     (i)  "CWM Shares" shall have the meaning set forth in Section 9(a) hereof.
     (j)  "CWM Registration Statement" shall have the meaning set forth in
Section 9(b) hereof.
     (k)  "Effective Date" shall mean January 1, 1993.
     (l) "Escrow Agent" shall have the meaning set forth in Section 9(a) hereof.
     (m)  "Excess Cash" shall have the meaning set forth in Section 5(d) hereof.
     (n) "Event of Default" shall have the meaning set forth in Section 13(a) hereof.
     (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (p) "Indebtedness" of a specified Person or Persons shall mean all amounts owing by such Person or Persons to another specified Person or Persons, including, without limitation, amounts owing with respect to loans made on open account or otherwise, whether before, on or after the Effective Date, including, without limitation, principal thereof and

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premium, if any, and interest thereon, and all amounts properly charged to an intercompany account of such first specified Person or Persons.

     (q) "Indemnified WMX Partner" shall have the meaning set forth in Section 12(a) hereof.

     (r) "Insurance Subsidiary" shall mean National Guaranty Insurance Company and Mountain Indemnity Insurance Company, each a Subsidiary of WMX, and any future Subsidiary of WMX engaged in substantially the same business as such Subsidiaries.

     (s)  "Laboratory" shall have the meaning set forth in Section 7 hereof.
     (t)  "LYONs" shall have the meaning set forth in Section 9 hereof.
     (u)  "Mechanisms" shall have the meaning set forth in Section 4(d) hereof.

     (v) "Open Account Indebtedness" shall mean with respect to a party all Indebtedness of such party incurred on or prior to the Effective Date on open account to the other or any one or more Subsidiaries of such other, all Indebtedness of such party to the other or any one or more Subsidiaries of such other incurred pursuant to Section 5(b) of Section 11 hereof and all other amounts now or at any time hereafter owing by such party to such other or any one or more of its Subsidiaries (other than term loans).

     (w) "Person" shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     (x) "Promissory Note" shall mean a promissory note executed by a party hereto pursuant to Section 5(e) hereof.
     (y) "Providing Party" shall mean a party providing services pursuant hereto.
     (z)  "QA/QC" shall have the meaning set forth in Section 7 hereof.
     (aa) "RCRA" shall mean the United States Resource Conservation and Recovery Act of 1976, as amended.
     (bb) "Receiving Party" shall mean a party receiving services pursuant hereto.
     (cc)  "Rust" shall mean Rust International Inc.
     (dd)  "Securities Act" shall mean the Securities Act of 1933, as amended.

     (ee) "Subsidiary" shall mean for any Person, another Person directly or indirectly controlled by such Person; provided, however, that for purposes of this Agreement, neither CWM nor any Person controlled by it shall be deemed to be a Subsidiary of WMX or any

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Person controlled by WMX, and provided further, that notwithstanding the foregoing, (i) each Person controlled by CWM (other than Rust and Persons controlled by it) shall be deemed to be a Subsidiary of CWM, and each Person controlled by a Subsidiary of CWM (other than Rust and Persons controlled by it) shall be deemed to be a Subsidiary of such Subsidiary of CWM and (ii) Rust and Persons controlled by it shall be deemed to be Subsidiaries of WMX.

     (ff)  "TSCA" shall mean the United States Toxic Substances Control Act.
     (gg)  "WMX Registration Statement" shall have the meaning set forth in
Section 9(c)(ii) hereof.
     (hh) "WMX Welfare Plans" shall have the meaning set forth in Section 8(a) hereof.

     3. General Services Provided to or by CWM and its Subsidiaries. (a) WMX Corporate Services. The parties agree that for the term of this Agreement, CWM will from and after the date hereof be responsible for all aspects of conducting and administering the business and operations of CWM and its Subsidiaries. In addition to the specific services addressed elsewhere herein, WMX or its Subsidiaries will, during the term of this Agreement, make available to CWM and its Subsidiaries such corporate and administrative services of the types available or being provided to WMX's less-than-wholly owned Subsidiaries by personnel of WMX or its Subsidiaries as of the date hereof, as CWM or its Subsidiaries may from time to time request, including, but not limited to, the following services (it being acknowledged that CWM and its Subsidiaries will provide varying portions of such services for themselves and that the role of WMX and its Subsidiaries in providing such services will primarily be that of advice, consultation and support):

               Administration
               Benefits and compensation (subject to Section 8 hereof) Corporate and public affairs
               Corporate communications
               Corporate Secretarial
               Employee/labor relations
               Environmental management (excluding landfill design) Environmental audit
               Finance

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

               Government affairs (excluding state and local)
               Internal audit
               Investor relations
               Legal
               Planning and financial services
               Purchasing
               Risk management
               Stock option and stockholder services
               System support and development
               Tax services

     (b) Additional Services. WMX agrees that from time to time during the term of this Agreement, at the request of CWM, it will discuss with CWM the types of services other than those specified herein which WMX or its Subsidiaries may be able to provide to CWM and its Subsidiaries. If CWM desires to obtain such additional services, WMX and CWM agree to negotiate in good faith with respect to the terms under which WMX or its Subsidiaries will provide such services, including, without limitation, the payment of compensation and expenses to WMX.

     (c) Services by CWM. CWM and its Subsidiaries will, during the term of this Agreement, make available to WMX and its Subsidiaries such corporate and administrative services of the type performed by CWM or its Subsidiaries with respect to their respective businesses as WMX or its Subsidiaries may from time to time request (it being acknowledged that the role of CWM and its Subsidiaries in providing such services will primarily be that of advice, consultation and support).

     (d) Limitations. Notwithstanding any other provision of this Agreement, the parties hereto acknowledge and agree that under no circumstances shall this Agreement obligate any party to provide or to cause its Subsidiaries to provide any services which are of a type that such party or its Subsidiaries offer commercially to non-affiliated third parties in the ordinary course of business.

     (e) Receiving Party's Option; Disruption. No Receiving Party shall be obligated to use or to cause its Subsidiaries to use any services made available by a Providing Party or its Subsidiaries pursuant to this Agreement, and a Receiving Party may provide any such

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

services by itself or obtain them from its Subsidiaries or any other Person. In the event that a Receiving Party requests a level of services pursuant to this
Section 3 that a Providing Party or one or more if its Subsidiaries is unable to provide without material disruption of, or material adverse impact upon, the conduct of the Providing Party's or its relevant Subsidiary's respective businesses or operations, the Providing Party or its relevant Subsidiaries shall be entitled to reduce the volume of services provided to the Receiving Party or its Subsidiaries to such level as will not have such effects or to terminate such services, if reasonably necessary to avoid such effects. In such event the Providing Party will use its reasonable good faith efforts to overcome such effects so as to be able to provide, or cause its Subsidiaries to provide, the services requested by the Receiving Party or its Subsidiaries.

     4. Insurance, Bonding and Financial Assurances. (a) Coverage. WMX will continue to provide CWM with all appropriate insurance and bonding coverages, to the extent reasonably available from underwriters and surety companies, including bid and performance bonds. All costs incurred by WMX or any of its Subsidiaries to unaffiliated third parties for insurance coverage (including, without limitation, allocations from WMX as provided below) provided or procured by WMX or its Subsidiaries on behalf of CWM or its Subsidiaries shall be paid by CWM. The cost of insurance coverage which benefits both CWM or its Subsidiaries, on the one hand, and WMX or its Subsidiaries, on the other, including, without limitation, retrospective premiums and self-insurance cost allocations, shall be allocated so as to apportion such costs fairly between CWM and its Subsidiaries, on the one hand, and WMX and its Subsidiaries, on the other, on the basis of relative loss experience, total insurance costs, relative extent of coverage, relative loss exposure and other appropriate factors, and will be allocated to CWM and its Subsidiaries on a basis no less favorable to them than that generally accorded WMX's less-than-wholly owned Subsidiaries. In the event of any refund of any insurance premium to WMX with respect to any insurance coverage applicable to CWM or its Subsidiaries, WMX shall pay, or credit against other amounts due to WMX from CWM or its Subsidiaries, such portion of such refund as is reasonably allocable to CWM and its Subsidiaries. CWM shall compensate WMX for the procurement or provision of surety bonds for or on behalf of CWM and its Subsidiaries on such basis (including, without limitation, an averaging of all costs incurred by WMX or any of its Subsidiaries to unaffiliated third parties in procuring or providing surety bonds for or on behalf of all Persons controlled by it) as WMX may from time to time reasonably determine, provided, that in any calendar year the aggregate amount of such compensation for all surety bonds procured or provided by WMX or its Subsidiaries for CWM and its Subsidiaries in such year shall not exceed the aggregate annual cost which CWM would have incurred in procuring surety bonds of the same type and amount from unaffiliated third parties during such year.

     (b) Captive Insurance. WMX shall, subject to the requirements of all applicable laws and regulations and subject to the limits of Section 4(c) below, cause the Insurance Subsidiaries to offer CWM and its Subsidiaries insurance and surety bond products and services at prices and on terms substantially the same as those offered from time to time to WMX's less-than-wholly owned Subsidiaries, provided, that, subject to the requirements of all applicable laws and regulations, the prices for any product or service or related group of products or services which CWM has requested shall not exceed the prices then currently available from non-affiliated providers of substantially the same products and services or related group of products or services; and provided further that if the risk of loss to an Insurance Subsidiary from making products and services available to CWM is not comparable to the risk of loss with respect to WMX's less-than-wholly owned Subsidiaries, the prices and terms of any such product or service which is offered to CWM may, in WMX's sole discretion, reflect such different risk of loss. WMX will use its reasonable good faith efforts to cause such products and services to be priced at a discount to comparable products offered by providers thereof not affiliated with WMX. CWM hereby acknowledges that the Insurance Subsidiaries issue bonds and insurance policies in favor of third parties on behalf of Subsidiaries of WMX subject to the requirement that such Subsidiaries reimburse the Insurance Subsidiaries for all payments by the Insurance Subsidiaries to third parties pursuant to such bonds or policies.

     (c) Exposure Limitation. In no event shall WMX be obligated to provide, or cause any Insurance Subsidiary or any of WMX's other Subsidiaries to provide, any agreement, product or services contemplated under this Section 4, if doing so would cause the Aggregate WMX Exposure to exceed an amount equal to 30% of CWM's stockholders' equity, as shown on CWM's most recently available annual or quarterly balance sheet

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

prepared in accordance with generally accepted accounting principles. As used herein, the term "Aggregate WMX Exposure" shall mean the sum of:
          (i) the aggregate penal sum of all outstanding surety bonds procured by WMX or its Subsidiaries (including those procured from Insurance Subsidiaries) for or on behalf of CWM or its Subsidiaries;
          (ii) the aggregate face amount of all guarantees issued by WMX or its Subsidiaries for or on behalf of CWM or its Subsidiaries for the purpose of facilitating CWM's or its Subsidiaries' obtaining surety bonds;
          (iii) the aggregate face amount of all letters of credit procured by WMX or its Subsidiaries for or on behalf of CWM or its Subsidiaries; and
          (iv) the aggregate amount of the policy limits under insurance policies issued by Insurance Subsidiaries for the benefit of CWM or its Subsidiaries.

          (d) Existing Mechanisms. WMX will use all reasonable efforts while this Section 4 remains in effect to maintain all current WMX guarantees, letters of credit and bonds relating to RCRA financial assurances of CWM and its Subsidiaries in effect on the Effective Date ("Mechanisms"), provided that WMX may change the form of current Mechanisms, to the extent permitted by law or regulation. Costs of Mechanisms allocable to CWM or its Subsidiaries shall be paid by it. CWM shall use all reasonable efforts to reduce the levels of or replace the Mechanisms provided by WMX with respect to CWM's and its Subsidiaries' operations.

     (e) Letters of Credit. WMX will continue to use its reasonable good faith efforts to procure letters of credit from financial institutions for the benefit of CWM and CWM Subsidiaries to the same extent and on substantially the same terms as WMX procures letters of credit on behalf of itself or its Subsidiaries, provided that doing so does not materially adversely affect WMX's creditworthiness. CWM will compensate WMX for the procurement and maintenance of letters of credit whether heretofore or hereafter issued for or on behalf of CWM or its Subsidiaries, on such basis (including, without limitation, an averaging of all costs incurred by WMX in procuring letters of credit for or on behalf of all Persons controlled by WMX) as WMX may from time to time determine, provided, that

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such compensation shall not exceed the cost which CWM would incur in procuring a letter of credit of the same type and amount from unaffiliated third parties at the time of issuance of the letter of credit.

     (f) Guarantees. WMX and CWM may agree from time to time to WMX's issuance of guarantees of obligations of CWM or CWM Subsidiaries. WMX and CWM shall agree in each such instance on the terms and conditions of each such guarantee, including, without limitation, any compensation to be paid to WMX with respect thereto, which compensation shall be based on the expense CWM would have to bear in procuring a similar guarantee or other performance or financial assurance from a third party.

     5.  Cash Management, Indebtedness and Cash Requirements.

     (a) Funding Commitment. WMX agrees as provided in this Section 5 to fund CWM's cash requirements, up to a maximum aggregate amount of Indebtedness from CWM to WMX outstanding at any time (including, without limitation, that outstanding as of the Effective Date and that incurred by CWM pursuant to paragraph (b) or (c) below) of (i) $750,000,000 plus (ii) the aggregate principal amount (including the original issue price plus accrued discount, in the case of discount loans) of all Indebtedness of WMX to CWM outstanding at the time, until the earlier of the date of termination of this Section 5 or such time as CWM obtains its own financing, at which time WMX's financing commitment pursuant to this Section 5 shall terminate and all net CWM Indebtedness to WMX shall be paid in full. For purposes of this Section 5, the Indebtedness of CWM and its Subsidiaries to WMX and its Subsidiaries shall include, without limitation, (i) all Indebtedness of CWM and its Subsidiaries to WMX and its Subsidiaries, whether incurred before, on or after the Effective Date, whether as intercompany advances, Open Account Indebtedness, term loans or otherwise,
(ii) all Indebtedness of CWM and its Subsidiaries guaranteed by WMX or any of its Subsidiaries, whether before, on or after the Effective Date and (iii) all unpaid amounts properly charged by WMX or any of its Subsidiaries to any intercompany account maintained with CWM or any of its Subsidiaries, whether before, on or after the Effective Date, including without limitation amounts charged pursuant to Section 10 or 11 of this Agreement.

     (b) Open Account Funding. (i) During the term of this Agreement, WMX shall continue to manage CWM's cash under the advance account system currently in effect, and

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WMX shall, at CWM's request, advance funds to CWM on open account, subject to the limit specified in Section 5(a) above and subject to Sections 12 and 13 hereof, whereupon the amount of such advance shall constitute Open Account Indebtedness. Subject to Section 5(k) hereof, all Open Account Indebtedness shall be due and payable on demand made at any time on or after the date of the termination of this Section 5 pursuant to Section 14 or otherwise; provided, however, that if at any time prior to the termination of this Agreement the outstanding balance of Open Account Indebtedness of CWM and its Subsidiaries to WMX and its Subsidiaries, together with the outstanding aggregate balance of all other Indebtedness of CWM and its Subsidiaries to WMX and its Subsidiaries, exceeds the limit set forth in Section 5(a) hereof, then the lesser of the amount of such excess or the entire balance of such Open Account Indebtedness shall be due and payable on demand by WMX. CWM shall be entitled to pay any or all Open Account Indebtedness at any time prior to its maturity without payment of any premium or penalty.

     (ii) Interest shall accrue on each day's balance of Open Account Indebtedness at a rate per annum that would be payable by WMX (inclusive of underwriters', dealers' or agents' commissions, fees or charges) with respect to 30-day commercial paper issued by WMX, on the first business day of each month in which any Open Account Indebtedness of CWM to WMX is outstanding, plus such number of basis points as is necessary and appropriate to effectively reimburse WMX for any expense (other than WMX's effective rate for borrowing funds) of obtaining funds incurred by it, including without limitation, WMX's cost of procuring or maintaining back-up credit lines sufficient to enable WMX to reclassify such Indebtedness from short-term to long-term ("Back-up Lines").

     (iii) If such balance as of any day shows a positive cash position with WMX, CWM shall be entitled to interest on such balance for such day, at a rate per annum equal to (A) the effective rate (inclusive of underwriters', dealers' or agents' commissions, charges or fees) that would be payable by WMX with respect to 30-day commercial paper issued by WMX on the first business day of each month in which such balance shows CWM to be in a positive cash position with WMX, minus (B) such number of basis points as WMX and CWM agree as representing one-half of the spread between (1) the rate determined pursuant to
Section 5(b)(iii)(A) above, and (2) the effective interest rate per annum which

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would normally be receivable by CWM in investments in commercial paper on the date and of the type specified in Section (5)(b)(iii)(A) above.

     (iv) To the extent CWM can demonstrate the availability to it of lower comparable short-term borrowing rates or higher rates of return on short-term investments of comparable risk, maturity and amount, as the case may be, it shall be entitled to such rates from WMX. Interest on Open Account Indebtedness outstanding during any month (including previously charged interest) of CWM to WMX or WMX to CWM, as the case may be, determined as provided above, shall be charged or credited, as the case may be, monthly as of the first day of the next following month to CWM's advance account with WMX, whereupon, such interest shall constitute Open Account Indebtedness.

     (c) WMX Term Loans to CWM. In the event that CWM requires funds for the conduct of its business and operations which CWM does not wish to procure as Open Account Indebtedness, CWM may borrow from WMX, and WMX shall lend to CWM, subject to the limit specified in Section 5(a) above, such funds as CWM may reasonably require on a term loan basis pursuant to the provisions of Section 5(e)-(j) hereof.

     (d) CWM Term Loans to WMX. In the event that WMX wishes to borrow funds other than through the borrowing arrangements contemplated by Section 5(b) above and CWM has funds which it determines, in its sole discretion, will not be required for the conduct of CWM's business during the term for which WMX wishes to borrow ("Excess Cash"), WMX may borrow from CWM and CWM shall lend to WMX for a fixed period of time selected by WMX the amount of Excess Cash desired by WMX, other than that which CWM shall be prohibited by law or contract from lending to WMX; provided, however, that CWM shall not be required to lend funds to WMX pursuant to this Section 5(d) if doing so would materially adversely affect CWM's creditworthiness.

     (e) Promissory Note and Maturity. At the time of a party's first borrowing of funds from the other pursuant to Section 5(c) or 5(d) above, the borrowing party shall execute and deliver to the lending party a promissory note substantially in the form of Exhibit A attached hereto. Such note shall bear such restrictive legends as are necessary for the purpose of compliance with the Securities Act. Unless the parties otherwise agree in writing at the time of the making of a loan, and subject to Section 5(k) hereof each loan represented by such a promissory note shall be due on such date, not to exceed ten (10)

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years from the date of the loan, as the borrowing party may select.  Each loan shall, as the borrowing party may choose at the time of the making of the loan, either bear such stated rate of interest as is determined as provided in Section 5(f) or (g) below or be made on a floating rate basis, determined as provided in
Section 5(h) below.

     (f) CWM Term Indebtedness. CWM shall pay interest to WMX on each borrowing by CWM pursuant to Section 5(c) above (other than any borrowing which is to bear a floating rate of interest) at a rate per annum equal to (i) the then-current effective rate, inclusive of underwriters' or dealers' commissions, charges or fees or similar charges, which would be payable by WMX on commercial paper (in the case of a borrowing by CWM having a maturity date of 270 or fewer days from the date of the making of the loan) or on medium-term notes (in the case of a borrowing by CWM having a maturity date more than 270 days from the date of the making of the loan) sold to an unaffiliated purchaser through underwriters or agents and having a maturity date corresponding to the maturity date of such borrowing by CWM plus (ii) such number of basis points as is necessary and appropriate to effectively reimburse WMX for any expense (other than WMX's effective rate for borrowing funds) of obtaining funds incurred by it, including, without limitation, WMX's cost of procuring or maintaining Back-Up Lines, provided, that if CWM can demonstrate the availability of a lower borrowing rate at the time of such borrowing, it shall be entitled to pay such lower rate.

     (g) WMX Term Indebtedness. WMX shall pay interest to CWM on each borrowing by WMX pursuant to Section 5(d) above (other than any borrowing which is to bear a floating rate of interest) at a rate of interest per annum equal to
(i) the effective interest rate which WMX would be required to pay (inclusive of underwriters', dealers' or agents' commissions, charges or fees) in the issuance to an unaffiliated purchaser of WMX commercial paper or medium term notes, as the case may be, of equal amount and maturity date, minus (ii) such number of basis points as WMX and CWM agree at the time of the making of the loan represents one-half of the spread between (A) the rate determined pursuant to clause i of this Section 5(g) and (B) the stated interest rate which would normally be receivable by CWM in an investment in commercial paper or medium-term notes, as the case may be, of amount, maturity, and risk equal to the same instruments issued by WMX, issued by an unaffiliated party. To the extent that CWM can demonstrate

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

the availability to it at the time of the making of a loan to WMX of higher rates of return on investments of equal amount, risk and maturity, it shall be entitled to receive such rates from WMX with respect to such loan.

     (h) Floating Rate. The parties may agree at the time of making any loan that the loan shall bear a floating interest rate determined on the basis of such reference interest rate or other basis as the parties may at the time agree, in which event the interest rate on such loan shall automatically adjust as such reference rate or other basis adjusts. With respect to any borrowing by CWM on a floating rate basis hereunder, the reference interest rate or other basis to be agreed upon by the parties, together with the amount of any increase thereto or decrease therefrom, shall not exceed that which would be charged CWM for a comparable loan by an unaffiliated Person lending on an arms-length basis.

     (i)  Interest Payment Dates.  If the maturity date of a loan pursuant to
Section 5(c) or 5(d) above is less than or equal to three months from the date of the making of the loan, interest shall be due and payable in arrears at the maturity date of the loan. If the maturity date of such loan is later than three months from the date of the making of the loan, interest shall be due and payable in arrears at the end of each calendar quarter following the date of the making of such loan (or where a floating rate loan uses a basis involving other payment dates, on such other payment dates), with a final payment on the date payment of such loan is due, whether by acceleration or otherwise. Interest shall be based on the actual number of days elapsed based on a 360 day year.

     (j) Manner of Payment. All payments of Indebtedness of CWM or WMX, as the case may be, shall be made when and as due at such place as the receiving party may from time to time designate.

     (k) Set-Off. In the event that CWM or WMX, as the case may be, fails to pay when due and payable any payment of principal or interest with respect to any Indebtedness or other sum owed by it, whether or not pursuant to this Agreement, the party entitled to receive such payment, or any of its Subsidiaries, may upon written notice to the party obligated on such Indebtedness or other sum set-off the amount of such payment against any or all sums due and payable by it to the party or its Subsidiary obligated on such Indebtedness or other sum.

     (l) Securities Representations. Each party hereto (i) represents to the other that any Promissory Note to be acquired by it pursuant to this Agreement will be acquired for investment purposes only and not with a view toward any public distribution and (ii) agrees not to sell or otherwise dispose of such Promissory Note except in accordance with the Securities Act and all applicable foreign and state securities laws.

     (m) Waiver. Each of CWM, as to all Indebtedness of CWM to WMX incurred pursuant to this Section 5, and WMX, as to all Indebtedness of WMX to CWM incurred pursuant to this Section 5, hereby waives presentment, demand, protest, notice of dishonor and any and all other notices, except as expressly set forth in this Agreement.

     6. WMX Computer Facilities. CWM shall be entitled to use the WMX Lombard, Illinois central computer facilities and WMX systems department personnel on the same basis as WMX's Subsidiaries, and shall pay such fees with respect to the use of such facilities as are charged generally to such Subsidiaries.

     7. Environmental Monitoring Laboratory. WMX has constructed an environmental monitoring laboratory (the "Laboratory") which primarily analyzes samples of groundwater and surface water from waste treatment, storage and disposal sites. CWM agrees to submit to the Laboratory 100% of CWM's groundwater and surface water sample analysis requirements as required (and permitted) by its RCRA or TSCA permits or other regulatory authorities, other than those of its low-level radioactive waste operations, and WMX agrees to submit to the Laboratory 100% of the groundwater and surface water analysis requirements of its Waste Management, Inc. operations as required (and permitted) by its RCRA or TSCA permits or other regulatory authorities, and WMX agrees that the Laboratory shall accept such submissions. WMX and CWM also agree to submit to the Laboratory any special ground water or surface water sample analysis requirements not covered by RCRA or TSCA permits or other regulatory authorities, which the Laboratory may, but is not required to, accept. The services deliverable by the Laboratory to CWM shall be as specified in separate Addenda to be agreed upon by WMX and CWM. Subject to the provisions of the next sentence, charges to CWM for services of the Laboratory shall be on the basis of rate schedules to be agreed upon, shall not exceed those charged to its Waste Management, Inc. operations, and shall be adjusted at least annually to provide for CWM's paying its proportionate share of WMX's fully-absorbed costs of the Laboratory.

Charges to CWM for services of the Laboratory shall not exceed those CWM demonstrates are available for equivalent services from independent, bona fide suppliers, based on the average of the prices quoted by at least five such suppliers. CWM shall be provided the opportunity to review WMX's calculations of fully-absorbed costs of the Laboratory, and CWM's proportionate share thereof (which shall be based on relative dollar volume of usage), at least annually. The Laboratory shall be operated at all times with a quality assurance/quality control ("QA/QC") program meeting then current industry and regulatory agency standard procedures. Should CWM require, for its purposes, a higher level of QA/QC procedures for any sample or group of samples, the Laboratory shall provide such QA/QC procedures to the extent requested and the additional cost therefor shall be paid for by CWM. The provisions of this Section 7 regarding use of the Laboratory shall continue until two years after written notice is given by either party to the other that it terminates such provisions, provided that such termination shall not be effective prior to December 31, 1998.

     8.  Pension and Profit Sharing Plans, ESOP  and Welfare Plans.

     (a) Generally. WMX shall permit CWM and the CWM Subsidiaries to continue as or become participating employers under the Waste Management, Inc. Pension Plan, the Waste Management, Inc. Profit Sharing and Savings Plan and the Waste Management, Inc. 1988 Employee Stock Ownership Plan, as amended from time to time (the "WMX Plans").

     (b) Contributions. During such time as CWM and the CWM Subsidiaries continue as participating employers under the WMX Plans, CWM and the CWM Subsidiaries shall pay a share of the employer contributions under the WMX Plans determined as follows:

          (i) WMX Pension Plan. CWM and the CWM Subsidiaries shall pay in the aggregate a share of each year's contribution under the WMX Pension Plan determined as if:
               (A) A separate and identical plan had been established for the employees of CWM and the CWM Subsidiaries participating in the WMX Pension Plan from time to time; and
               (B) An allocable portion of the assets of the WMX Pension Plan had been transferred to such separate plan in a spinoff.

     For purposes of clause (B), such allocable portion of the assets of the WMX Pension Plan shall be an amount equal to the present value of the accrued benefits from CWM Employees participating in the WMX Pension Plan on the Cut-off Date, determined on a termination basis as of the Cut-off Date and based on the actuarial methods and assumptions used in the most recent actuarial valuation of the WMX Pension Plan. Notwithstanding the foregoing the WMX Pension Plan shall continue to be operated as a single plan within the meaning of the regulations of the U.S. Department of the Treasury under section 414(1) of the Code, and on an ongoing basis all of the assets of the WMX Pension Plan shall be available to pay benefits to participants in that Plan and their beneficiaries without regard to the identity of any participant's employer.

          (ii) WMX Profit Sharing and Savings Plan and ESOP. Each of CWM and the CWM Subsidiaries shall pay a share of the employer contributions under the WMX Profit Sharing and Savings Plan and the WMX Employee Stock Ownership Plan for each plan year in the amount of each such contribution allocable pursuant to that Plan with respect to the participants in its employ.

     (c) Split-ups. If in the future CWM establishes separate pension, profit sharing and savings plans or employee stock ownership plans for the benefit of its employees and those of the CWM Subsidiaries (the "CWM Plans"), WMX shall cause the trustees of each of the WMX Plans to transfer to the trustee or other funding agent of the corresponding CWM Plan, in cash, securities, other property or a combination thereof, as determined by WMX, subject to approval by CWM (which approval shall not be unreasonably withheld):

          (i) in the case of the WMX Pension Plan, an amount determined on the same basis as above provided in Section 8(b)(i);
          (ii) in the case of the WMX Profit Sharing and Savings Plan, an amount equal to the aggregate account balances of the CWM Employees as of the date of transfer; and
          (iii) in the case of the WMX 1988 Employee Stock Ownership Plan, the shares of WMX stock in the account balances of the CWM employees as of the date of transfer;
     (d)  Welfare Plans.

          (i) To the extent that any WMX employee welfare plan is funded through insurance contracts, CWM and the CWM Subsidiaries shall pay the premiums on such insurance contracts with respect to employees of CWM and CWM Subsidiaries (or in the case of post-employment welfare benefits, former employees of CWM and CWM Subsidiaries who retire or otherwise terminate employment on or after the Cut-off Date).

          (ii) To the extent that any WMX employee welfare plan is funded partly or wholly other than through insurance contracts CWM and the CWM Subsidiaries shall be responsible for the satisfaction of all claims brought by or in respect of employees of CWM and CWM Subsidiaries (or in the case of post-employment welfare benefits, former employees of CWM and CWM Subsidiaries who retire or otherwise terminate employment on or after that date), whether such claims relate to events occurring before or after the Cut-off Date, except to the extent such claims are covered by an allocable portion of any claim reserve established for purposes of such plan. For purposes of this clause (ii), such allocable share of the claim reserve under such plan shall be in the proportion that the share of the cost allocated to CWM and the CWM Subsidiaries between January 1, 1986 and January 1, 1987, or such later date as may be agreed upon by WMX and CWM, bear to the total cost of the plan during that period.

     9. LYONs. (a) Issuance. WMX has issued Liquid Yield Option Notes ("LYONs") exchangeable at the option of the holders thereof, for certain CWM shares of common stock, $.01 par value ("CWM Shares"), owned by WMX which have been deposited in escrow by WMX with Harris Trust and Savings Bank, as Escrow Agent (the "Escrow Agent").

     (b) CWM Registration Statement. CWM has filed a registration statement under the Securities Act covering the CWM Shares (the "CWM Registration Statement") which has been declared effective by the Commission and will use its best efforts to maintain a continuously effective and current registration statement (which may be on a form other than Form S-1) and current prospectus covering the CWM Shares for so long as may be required for the distribution and exchange of the LYONs for the CWM Shares. CWM will comply with its undertakings in the CWM Registration Statement required by Item 512(a)(1) of the Commission under the Commission's Regulation S-K. CWM will provide WMX with a sufficient number of copies of a prospectus relating to the CWM Shares which meets the requirement of Section 10(a) of the Securities Act. CWM will use its best efforts to comply with applicable state securities or Blue Sky laws in connection with the delivery of CWM Shares upon exchanges of LYONs.

     (c) Indemnification. (i) CWM agrees to indemnify and hold harmless WMX, its Affiliates and their respective officers and directors against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of CWM, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement relating to the CWM shares and required to be maintained pursuant to this Section 9, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus required to be maintained pursuant to this Section 9 (as amended or supplemented if CWM shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which CWM is required to keep the registration statement to which such prospectus relates current pursuant to the terms of this
Section 9, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 9(c)(i) shall not apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to CWM by WMX for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto.

          (ii) WMX agrees to indemnify and hold harmless CWM, its Subsidiaries and their respective officers and directors against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of WMX, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement filed under the Securities Act covering the LYONs (the "WMX Registration Statement"), or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if WMX shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which WMX is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 9(c)(ii) shall not apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was contained in the CWM Registration Statement (filed concurrently with the WMX Registration Statement and forming a part thereof) or was otherwise made in reliance upon and in conformity with information furnished in writing to

     WMX by CWM for use in connection with the preparation of the WMX Registration Statement, any preliminary prospectus or final prospectus contained in the WMX Registration Statement, or any amendment or supplement thereto.

          (iii) Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
     Section 9, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this Section 9 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

     (d) Term and Termination. This Section 9 shall remain in effect for so long as any LYONs remain outstanding, provided that Section 9(c) hereof shall continue in effect thereafter.

     10. Fees for Services; Reimbursement. In consideration of the provision of services by personnel of the Providing Party pursuant to this Agreement, the Providing Party shall be entitled to reimbursement for its fully allocated costs of providing services, in addition to all other payments to which it is entitled pursuant to this Agreement, upon the presentation of invoices supported by (a) time records (or other evidence reasonably satisfactory to the Receiving Party) reasonably identifying the nature of the service performed, the period of performance and the identity of the personnel involved or (b) reasonably satisfactory evidence of designation of any employee whose services are dedicated in whole or in substantial part to serving the Receiving Party and the portion of such employee's efforts dedicated to the provision of services to the Receiving Party. Such fully allocated cost to the Providing Party in providing services shall include, without limitation, the salaries, incentive compensation, employment taxes, benefits and overhead associated with employees of the Providing Party for their time spent providing services to the Receiving Party. The Providing Party shall also be entitled to receive reimbursement for such disbursements and out-of-pocket expenses as may be reasonably incurred by the Providing Party in providing such services, as specified in an invoice from the Providing Party. All services for which WMX currently charges CWM an hourly fee, including, but not limited to, corporate aircraft, shall continue to be charged for on an hourly basis, but shall be furnished only as requested by CWM and as available from WMX. The Providing Party may, if it is not reasonably capable of providing the requested services or if such provision would unreasonably disrupt any of its respective activities, obtain such services from unaffiliated providers, and the fees and expenses therein incurred by the Providing Party shall be reimbursable as provided above. Subject to Section 11 hereof, each payment obligation of the Receiving Party or its Subsidiaries pursuant to this Section 10 shall be due and payable 30 days after the date on which such obligation was incurred at such place or places as the Providing Party may from time to time designate.

     11. Payment Through Open Account. In the interests of administrative convenience, either party hereto may, from time to time during the term of this Agreement, utilize the WMX intercorporate advance account payment system (in accordance with WMX's procedures for such system as they may exist from time to time) to charge any amount owed pursuant to this Agreement by CWM or any of its Subsidiaries, as well as any other amount otherwise owed to WMX or any of its Subsidiaries by CWM or any of its Subsidiaries, to an account maintained by WMX or such Subsidiary for such purpose, and upon each such amount's being so charged it shall constitute Open Account Indebtedness for purposes of this Agreement. WMX may likewise credit such an account for any amount due to CWM or its Subsidiaries from WMX or its Subsidiaries. WMX or its Subsidiaries shall from time to time be entitled to pay all or any portion of the balance of any such account to CWM or any of its Subsidiaries at any time prior to its maturity without payment of any premium or penalty.

     12. Indemnification of WMX. (a) CWM agrees to indemnify and hold harmless WMX, each of its Subsidiaries and each of their respective directors, officers, employees, agents, attorneys and representatives (the "Indemnified WMX Parties") from and against any and all liabilities, claims, damages, obligations, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) asserted or made against any one or more Indemnified WMX Parties by Persons other than one or more Indemnified WMX Parties and arising from or relating to:

          (i)  WMX's, any Insurance Subsidiary's or any other WMX Subsidiary's
     (A) having extended or procured coverage under any WMX insurance policy to CWM, any of its Subsidiaries or their respective businesses or properties, or having caused such coverage to be so extended, if either an Insurance Subsidiary is the issuer of such policy or WMX or any of its Subsidiaries is obligated to reimburse the issuer of such policy for payments made under such policy, (B) having procured any surety bond or letter of credit for or on behalf of CWM or any of its Subsidiaries or (C) having guaranteed or otherwise assured the performance or payment of any obligation of CWM or any of its Subsidiaries, whether before, on or after the Effective Date; or

          (ii) the failure of CWM or any of its Subsidiaries to pay when and as due any Indebtedness and other obligations of CWM or any of its Subsidiaries to WMX or any of its Subsidiaries.

     (b) WMX shall furnish an invoice to CWM for the amount of each payment requested pursuant to this Section 12, and CWM shall pay each such invoice within 30 days after receiving it, except to the extent that such invoice includes any amount as to which WMX is not entitled to payment by the terms of this Section 12. CWM may at its option offset any or all of the amount of such invoice against any indebtedness owed by WMX or any of its Subsidiaries to CWM or its Subsidiaries.

     (c) CWM may at its option assume and control the defense, compromise, settlement and discharge of each matter as to which any Person is or becomes entitled to indemnification pursuant to this Section 12. WMX agrees not to compromise, settle or dis-charge any such matter without CWM's written consent unless an Event of Default shall have occurred (which consent shall not be unreasonably withheld or delayed). CWM agrees not to compromise, settle or discharge any such matter without WMX's written consent (which consent shall not be unreasonably withheld or delayed) if any claim shall have been made or threatened against any Person entitled to indemnification under this Section 12 in connection with any such matter unless such compromise, settlement or discharge includes a valid, enforceable and unconditional written release of each such Person. This Section 12 shall survive any and all terminations of this Agreement.

     13. Default. (a) Upon the occurrence of an Event of Default WMX may in its sole and exclusive discretion suspend or terminate any or all of its obligations hereunder and may declare all Open Account Indebtedness to be, and such Open Account Indebtedness shall, subject to Section 5(k) hereof, thereupon become, immediately due and payable without presentment, demand, protest, notice of dishonor or notice of any kind, all of which are hereby waived by CWM. WMX's or any of its Subsidiaries' exercise of any particular right or remedy shall not be deemed a waiver of any other right or remedy or to preclude the exercise of any other right or remedy. No failure or delay by WMX or any of its Subsidiaries in exercising any right or remedy shall constitute a waiver of such right or remedy or any other right or remedy. CWM shall give written notice to WMX of the occurrence of any Event of Default within five Business Days of such occurrence. For purposes hereof, each of the following shall constitute an Event of Default:

          (i) CWM fails to make when and as due any payment of any sums required by the terms of this Agreement or any Promissory Note if either the right of CWM to borrow funds pursuant to Section 5 hereof shall have been terminated or suspended or the amount of such payment when added to all outstanding Indebtedness of CWM to WMX and its Subsidiaries would exceed the limit set forth in Section 5(a) above as to all Indebtedness of CWM to WMX, provided, however, that no such failure shall constitute an Event of Default unless CWM or its Subsidiary shall have failed to cure such failure within five Business Days of the date the payment was due or shall have failed to pay interest at the rate provided below on the amount of the required payment from the date when due to the date of payment and such failure continues for five Business Days from the date of WMX's written demand for payment of such interest;

          (ii) CWM or any of its Subsidiaries fails to make when and as due any payment of principal or interest in respect of any indebtedness of CWM for borrowed money, the outstanding principal balance of which plus accrued and unpaid interest exceeds an amount equal to five percent of the total stockholders' equity of CWM and its Subsidiaries determined as of the end of CWM's then most recently completed fiscal year on a consolidated basis in accordance with generally accepted accounting principles (or its equivalent in other currency in which such indebtedness is denominated), whether such indebtedness is now existing or hereafter arising;

          (iii) Any event or condition shall occur which (A) results in the acceleration of the maturity of any indebtedness of CWM or any of its Subsidiaries for borrowed money, the outstanding principal balance of which plus accrued and unpaid interest exceeds an amount equal to five percent of the total stockholders' equity of CWM and its Subsidiaries determined as of the end of CWM's then most recently completed fiscal year on a consolidated basis in accordance with generally accepted accounting principles (or its equivalent in other currency in which such indebtedness is denominated), whether such indebtedness is now existing or arises hereafter, or (B) enables (or with the giving of notice or the passage of time or both would enable) the holder of such indebtedness to accelerate the maturity thereof (except, for purposes of this clause (B), any such indebtedness as to which CWM or its relevant Subsidiary shall have a right to cure the event or condition in question and shall be practically able to effect a cure);

          (iv) CWM or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (v) An involuntary case or other proceeding shall be commenced against CWM or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief shall be entered against CWM or any of its Subsidiaries under any applicable bankruptcy laws or similar laws as now or hereafter in effect;

          (vi) Any material obligation of CWM under Section 5 or 12 of this Agreement fails for any reason to be in full force and effect and fully enforceable against CWM; or

          (vii) CWM shall fail in any material respect to perform each and every material obligation of it hereunder in timely fashion and such failure shall continue unremedied for a period of ten days from and after WMX's giving of written notice of such failure.

     (b) All payments due from CWM shall, if not paid when due and if their failure to be paid constitutes an Event of Default, bear interest at a floating rate equal to the rate per annum publicly announced by Mellon Bank, Pittsburgh, Pennsylvania, as its prime rate, which rate shall change as such rate changes. Such interest shall be due on demand and shall not duplicate any interest charged pursuant to any Promissory Note.

     14. Term and Termination. This Agreement and the parties' respective rights and obligations hereunder shall be deemed effective as of the Effective Date. Subject to Section 13 above and except to the extent otherwise expressly provided herein, this Agreement will (unless terminated earlier pursuant to other provisions of this Agreement) continue through December 31, 1993 and thereafter on a year-to-year basis unless either party notifies the other of termination of this Agreement by at least 30 days advance written notice given between November 30 of a year and February 1 of the next year, such termination to be effective 30 days after being given, provided, however, that CWM's obligations pursuant to this Agreement to make any payments to WMX or its Subsidiaries, and WMX's obligation to make any payments to CWM or its Subsidiaries, of any Indebtedness, interest, cost, expense, fee, charge, premium allocation or other amounts, the parties' respective obligations pursuant to Sections 10, 11, 12 and 13 above and this
Section 14 shall survive any and all terminations.

     15. Miscellaneous. The provisions of Sections 6.06, 6.07, 7.01, 7.03 through 7.08 and 7.10 of the Intercorporate Agreement shall apply to this Agreement as if set forth verbatim herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              WMX TECHNOLOGIES, INC.

                              By:   /s/ Thomas C. Hau
                                 ------------------------------------
                                    Thomas C. Hau
                                    Vice President and
                                    Controller


                              CHEMICAL WASTE MANAGEMENT, INC.


                              By:   /s/ Jerome D. Girsch
                                 ------------------------------------
                                    Jerome D. Girsch
                                    Executive Vice President,
                                    Chief Financial Officer, Treasurer and
                                    Controller

                                                                       EXHIBIT A

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD BY THE HOLDER HEREOF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE ACT. BY ITS ACCEPTANCE OF THIS PROMISSORY NOTE, THE HOLDER HEREOF REPRESENTS THAT THIS PROMISSORY NOTE IS BEING ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC DISTRIBUTION HEREOF AND THAT ANY RESALE OF THIS PROMISSORY NOTE WILL BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE ACT.

                            [WMX TECHNOLOGIES, INC.]
                       [CHEMICAL WASTE MANAGEMENT, INC.]
                                PROMISSORY NOTE


_______________________, 199___                  Oak Brook, Illinois


     FOR VALUE RECEIVED, the undersigned [CHEMICAL WASTE MANAGEMENT, INC.] [WMX TECHNOLOGIES, INC.] ("Payor") promises to pay to the order of [WMX TECHNOLOGIES, INC.] [CHEMICAL WASTE MANAGEMENT, INC.] ("Payee") a sum equal to the amount of each loan by Payee or Payor pursuant to Section 5 of the Second Amended and Restated Corporate and Administrative Services Agreement dated May 17, 1993 by and between Payor and Payee (the "Agreement") plus interest on the outstanding principal balance of the loan at the rate determined pursuant to Section 5 of the Agreement for the actual number of days elapsed from and inclusive of the date of the making of the loan to, but exclusive of, the date of payment of the amount due at maturity of such loan, based on a 360 day year. Contemporaneously with the making of each loan by Payee to Payor pursuant to Section 5 of the Agreement, Payor shall issue to Payee a written confirmation. Each confirmation shall state the amount of funds loaned, the amount due at maturity (if different from the amount of funds loaned), the maturity date of the loan and the rate of interest or basis for determining interest, if any, applicable to such loan, all determined as provided in Section 5 of the Agreement. The issuance of a confirmation shall not be conclusive as to the accuracy of the information contained therein, and failure of Payor to issue such confirmation shall not affect Payor's obligations hereunder. Payee shall inform Payor with reasonable promptness of any inaccuracy therein, but neither Payee's failure to do so nor making any errors in so informing Payor shall affect Payor's obligations hereunder.

     1. All payments of principal and interest shall be due on the dates determined pursuant to Section 5 of the Agreement and shall be made in immediately available funds, at the principal office of _______________________ Bank in ______________________ or such other place, or in such other manner, as Payee may from time to time designate by advance written notice to Payor. All required payments of principal, interest or other amounts shall, if not paid when due, bear interest at a floating rate equal to the rate per annum publicly announced by Mellon Bank, Pittsburgh, Pennsylvania as its prime rate, which rate shall change as such prime rate changes. Such interest shall be payable on demand.

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     2.   The Payor represents and warrants as follows, which representations and warranties shall survive the execution and delivery of this Promissory Note and each loan of funds to Payor pursuant hereto and shall be deemed made as of the date hereof and as of the date of each borrowing by Payor pursuant to the Agreement.

     (a) Payor is a corporation duly organized and validly existing under the laws of the State of Delaware, has full power and authority to execute, deliver and perform its obligations under this Promissory Note and has taken all actions required for the due execution and delivery of, and performance of its obligations under, this Promissory Note.

     (b) This Promissory Note is the valid and legally binding obligation of Payor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other similar laws affecting creditors' rights generally and to general equitable principles.

     (c) The execution and delivery of, and performance of its obligations under, this Promissory Note will not constitute a violation or breach of or default under Payor's certificate of incorporation or bylaws or any applicable law, regulation or rule or any agreement or instrument to which Payor or any of its Subsidiaries (as defined in the Agreement) is a party or by which it or any of its property is bound.

     (d) Payor has obtained all consents, approvals and authorizations and effected all declarations, filings and registrations required to be obtained or made by Payor in connection with the execution and delivery of, or performance of its obligations under, this Promissory Note.

     3. Upon the occurrence of an Event of Default (as defined below), Payee may by written notice to Payor declare the principal amount of this Promissory Note (together with accrued interest thereon) to be, and such principal amount (together with such interest) shall thereupon become, immediately due and payable without presentment, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby waived by Payor except as expressly set forth herein. Payee's exercise of any right or remedy shall not be deemed a waiver of any other right or remedy or to preclude the exercise of any right or remedy. No failure or delay by Payee in exercising any right or remedy shall constitute a waiver of such rights or remedy or any other right or remedy.
Payor shall give written notice to Payee of the occurrence of any Event of Default within five Business Days (as defined in the Agreement) of such occurrence.

     4. For purposes hereof, each of the following shall constitute an Event of Default:

     (a) Payor fails to make when and as due any payment of principal, interest or other amount required by the terms of this Promissory Note, by the terms of any other Promissory Note (as defined in the Agreement) or by the terms of
Section 5 of the Agreement to be paid (a "Required Payment"), provided, however, that no such failure shall constitute an Event of Default unless Payor shall have failed to cure such failure within five Business Days of the date the Required Payment was due or to pay interest on the amount of the Required Payment from the date when due to the date of payment of the Required Payment and such failure continues uncured for five Business Days from the date of Payee's written demand for payment of such interest;

     (b) Payor or any Subsidiary of Payor shall fail to make when and as due any payment of principal or interest in respect of any indebtedness of Payor or any of its Subsidiaries for borrowed money, the outstanding principal balance of which exceeds, together with accrued interest thereon, an amount equal to five percent of

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the total stockholders' equity of the Payor and its Subsidiaries determined as of the end of the Payor's then most recently completed fiscal year on a consolidated basis in accordance with generally accepted accounting principles (or its equivalent in other currency in which such indebtedness is denominated), whether such indebtedness is now existing or arises hereafter;

     (c) any event or condition shall occur which (i) results in the acceleration of the maturity of any indebtedness of Payor or any of its Subsidiaries for borrowed money, the outstanding principal balance of which, plus accrued and unpaid interest, exceeds an amount equal to five percent of the total stockholders' equity of the Payor and its Subsidiaries determined as of the end of the Payor's then most recently completed fiscal year on a consolidated basis in accordance with generally accepted accounting principles (or its equivalent in other currency in which such indebtedness is denominated), whether such indebtedness is now existing or arises hereafter, or (ii) enables (or with the giving of notice or the passage of time or both, would enable) the holder of such indebtedness to accelerate the maturity thereof (except, for purposes of this clause (ii), any such indebtedness as to which Payor or its Subsidiaries shall have a right to cure the event or condition in question and shall be practically able to effect a cure);

     (d) Payor or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (e) an involuntary case or other proceeding shall be commenced against the Payor or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Payor or any of its Subsidiaries under any applicable bankruptcy laws or similar laws as now or hereafter in effect;

     (f) any representation, warranty, certification of statement made by Payor hereunder shall prove to have been incorrect in any material respect when made or deemed made; or

     (g) this Promissory Note shall for any reason fail to be in full force and effect and fully enforceable against Payor or Payor shall so assert.

     5. Payor agrees to indemnify and hold harmless Payee, and all of Payee's Subsidiaries and all of Payee's and Payee's Subsidiaries' respective directors, officers, employees and agents, from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorney fees and court costs) incurred by any of them in enforcing this Promissory Note against Payor or in investigating, defending, settling or compromising any claim or proceeding made or threatened against any of them in connection with this Promissory Note or Payee's furnishing of funds to Payor pursuant hereto.
Payor's obligations with respect to this paragraph shall survive any payment of principal and interest pursuant hereto and the fulfillment, satisfaction, termination or cancellation of this Promissory Note or Payor's obligations hereunder.

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     6.   All payments made pursuant to this Promissory Note shall be made without deduction for any present or future taxes, withholdings, deductions or any other charges ("Taxes") imposed or required by any governmental authority, it being understood that the net amount to be received by the Payee after payment of the Taxes shall not be less than the payment provided for herein. Payor covenants to make all payments necessary to ensure that Payee receives such net amount. If Payor makes any such deduction and payment in respect of Taxes and if Payee or any of its Subsidiaries, as the case may be, determines in good faith that it has been granted by any relevant tax authority a credit against Taxes due or a refund of Taxes paid, to the extent that it may do so without prejudice to the retention of the amount of that credit or refund, Payee or its relevant Subsidiary shall reimburse Payor or its relevant Subsidiary, as the case may be, for such amount (if any) as Payee shall in good faith determine to be the proportion of that credit or refund which is attributable (or, where Payee is entitled to more than one credit or refund, which is reasonably allocable) to the said deduction and payment.

     7. The outstanding principal amount hereof may be prepaid by the Payor in whole but not in part, provided, that at the time of making any pre-payment, Payor shall also pay to Payee all accrued interest to such time and all reasonable losses, costs and expenses incurred by Payee in the re-deployment by Payee of the amount of such pre-payment.

     8. Whenever any payment required to be made under this Promissory Note shall be due on a day other than a Business Day (as defined in the Agreement), such payment may be made on the next succeeding Business Day, and such extensions of time shall in such case be included in the computation of interest.

     9. Payor waives presentment, demand, protest, notice of dishonor and any and all other notices in connection with this Promissory Note except as set forth herein.

     10. Payment of principal and interest due from Payor pursuant hereto shall be subject to offset by Payor of any payment of principal or interest due and payable to Payor or any of its Subsidiaries from Payee pursuant to, or as otherwise contemplated by, Section 5 of the Agreement.

     11. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed given and effective five Business Days after being mailed first class, certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below, or two business days after being sent by overnight courier, telex or telecopy (by a machine that indicates the telex or telecopy number of the machine to which such communication is sent and the receipt by such machine of such communication) to the address or telecopy number set forth below.

                    If to Payee:

                         ___________________
                         ___________________
                         ___________________

                    If to Payor:

                         ___________________
                         ___________________
                         ___________________


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

or, in each case, at such other address or to such other person as may be specified in writing.

     12. This Promissory Note shall be interpreted and construed in accordance with the internal laws (and not the conflicts of laws rules) of the State of Illinois applicable to contracts made and to be performed in the State of Illinois.

     13. If any provision of this Promissory Note is prohibited by or held to be invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Promissory Note.

                         [CHEMICAL WASTE MANAGEMENT, INC.]
                         [WMX TECHNOLOGIES, INC.]


                            By:
                               __________________________

                            Its:

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